EXHIBIT 10.1

               AGREEMENT AMONG CLARON VENTURES, INC., PETROHUNTER
               ENERGY CORPORATION AND PETROHUNTER ENERGY NT LTD.
                        DATED EFFECTIVE DECEMER 6, 2006

                                    AGREEMENT


THIS AGREEMENT, hereinafter referred to as the "AGREEMENT", is entered into, dated and made effective this 6th day of December, 2006,



BETWEEN: CLARON VENTURES, INC., a Nevada corporation having an office at #2-630 2nd Avenue, Saskatoon, Saskatchewan S7K 2C8 Canada

          (THE "PURCHASER")

AND: PETROHUNTER ENERGY CORPORATION, a Maryland corporation having an office at 1875 Lawrence Street, Suite 1400, Denver, Colorado 80202

          ("PETROHUNTER")

AND: PETROHUNTER ENERGY NT LTD., a Nevada corporation which is a wholly owned subsidiary of PetroHunter having an office at 1875 Lawrence Street, Suite 1400, Denver, Colorado 80202

          (THE "SUBSIDIARY")

WHEREAS the Purchaser is seeking to acquire an interest in certain assets (the "ASSETS") of PetroHunter, as described more fully in Schedule "A" attached hereto, which PetroHunter holds or will hold through its wholly owned Subsidiary.

AND WHEREAS the Purchaser wishes to enter into an agreement to acquire the Assets, by way of its purchase of the outstanding common shares and preferred shares of the Subsidiary, on the terms and conditions set out herein.

NOW, THEREFORE, in consideration of $10.00 and other good and valuable consideration, the parties agree as follows:

1. The parties hereto agree that they will use their best efforts to enter into a definitive agreement (the "DEFINITIVE AGREEMENT"), on or before December 31, 2006, containing substantially the same terms and provisions as this Agreement, except that the Definitive Agreement shall include any and all additional and customary representations and warranties mutually agreed upon by the parties, which are not included in this Agreement or are reasonably necessary as a result of information obtained by either party during the course of due diligence. If the parties enter into the Definitive Agreement, it shall replace this Agreement in its entirety. If the parties do not enter into a Definitive Agreement for any reason other than a material breach by a party, then this Agreement nevertheless shall bind the parties.


Claron Ventures/PetroHunter Energy NT Agreement  - page 1

2. The Purchaser shall purchase and PetroHunter shall assign and transfer all of the issued and outstanding shares of common stock and preferred stock of the Subsidiary (and all other equity which may be issued and outstanding, if any, in the Subsidiary) in exchange for:

         (a) the issuance of 200 million shares of common stock of Purchaser to PetroHunter;

         (b) the issuance of five (5) million preferred shares of Purchaser to PetroHunter, said preferred shares having no dividend rights and each preferred share having the equivalent of one hundred common share voting rights at any meeting or vote of shareholders; and

         (c) upon completion of any equity financing (the "FINANCING") of the Purchaser within five (5) years of the date of this Agreement (or the date of the Definitive Agreement, whichever is applicable), the issuance by Purchaser to PetroHunter of a five (5) year warrant (the "WARRANT") entitling PetroHunter and its affiliates to purchase an equivalent number of securities as the Purchaser has issued pursuant to the financing on the same terms as the Financing save and except that, on each anniversary of the Warrant, the price per security payable upon exercise of the Warrant will increase by 10%. For greater clarity, if the Purchaser engages in the sale of 100 common shares at a price of $1.00 per share, the Warrant would entitle PetroHunter to purchase 100 common shares at a price of $1.00 per share in the first year of the Warrant, $1.10 in the second year of the Warrant, $1.20 in the third year of the Warrant, $1.30 in the fourth year of the warrant, and $1.40 in the fifth year of the Warrant.

3. Subsidiary is currently conducting a private placement of 12% convertible notes (the "NOTES") having an aggregate principal amount of up to $50 million (the "PRIVATE PLACEMENT"). The Notes are convertible at the option of the holder into one share of common stock of Subsidiary for each $0.50 of debt. Subsidiary may convert the Notes at its discretion immediately prior to the consummation of the proposed acquisition of Subsidiary by Purchaser described herein. Subsidiary agrees to so convert the outstanding Notes, to the extent not previously converted, into shares of Subsidiary's common stock immediately prior to the Closing (as defined below).

4. By signing a Subscription Agreement, each investor in the Private Placement consents to and approves the consummation of the proposed acquisition of Subsidiary by Purchaser described herein and will be issued one share of Purchaser's common stock for each share of Subsidiary common stock owned by the investor.

5. Purchaser will change its name to "Outback Energy Corporation" and effect a recapitalization such that the number of common shares held by its existing shareholders will not exceed 60 million.

6.       The Parties further agree as follows:

         (a) that the closing of the acquisition of the Subsidiary (the "CLOSING") shall occur on a date mutually agreed by the parties hereto;



Claron Ventures/PetroHunter Energy NT Agreement  - page 2

         (b) After the initial financing contemplated in Section 3 has been completed and for a period of five (5) years from the date of this Agreement (or the date of the Definitive Agreement, whichever is applicable), PetroHunter and its affiliates will have the right of first refusal to finance the Purchaser on terms substantially identical to the terms of any financing a third party agrees to complete for Purchaser;

         (c) Purchaser will adopt the Subsidiary's stock option plan and assume the obligations of any stock options granted by the Subsidiary, it being understood that the option pool of the stock option plan will not exceed 10% of the number of outstanding shares of the issuing company; and

         (d) Purchaser will have sold, transferred, or otherwise disposed of its assets other than cash prior to Closing, so that it will have no more than $10,000 of assets and no more than $50,000 of liabilities of any kind at Closing.

7. Concurrently with the execution of this Agreement, the Purchaser shall effect the appointment to its Board of Directors Matthew R. Silverman and Stephen Schultz (collectively, the "New Directors"). In the event that Closing does not occur on or before January 15, 2007, then the New Directors, and any directors and officers that they have appointed during their term as directors, shall resign, leaving Trevor Sali as the sole director of Purchaser.

8.       The Closing shall be conditional upon the following:

         (a)  Any  agreements   underlying   PetroHunter  or  the   Subsidiary's
              acquisition of the Assets shall be in good standing at the date of Closing;

         (b) PetroHunter and the Subsidiary will, from the date hereof until Closing, operate their business only in the ordinary course and will not sell, distribute, license or encumber any of the Assets;

         (c) Purchaser shall be in receipt of any certificates, opinions and/or documents related to the Assets, as Purchaser may reasonably request, including documents relating to any previous geological work on the Assets and any legal opinions relating to the Assets, from whatever jurisdiction;

         (d) the receipt of all consents, approvals, authorizations and orders required of or for the completion of any document, transaction, or opinion required hereunder;

         (e)  satisfactory completion of due diligence, at the absolute and sole
              discretion  of  Purchaser,   concerning  the  business,   affairs,
              financial affairs and Assets of the Subsidiary and PetroHunter;

         (f) satisfactory completion of due diligence, at the absolute and sole discretion of PetroHunter, concerning the business, affairs and financial affairs of Purchaser;



Claron Ventures/PetroHunter Energy NT Agreement  - page 3

         (g) completion of a minimum of $15 million of the financing contemplated in section 3 hereof together with any additional conditions as the parties agree to be included in the Definitive Agreement;

         (h) recapitalization of the Purchaser such that the number of common shares held by its existing shareholders (i.e., those not purchasing in the initial financing contemplated in section 3) shall not exceed 60 million;

         (i) amendment of the Purchaser's Articles of Incorporation to provide for authorized capital stock consisting of 1,000,000,000 common shares and 100,000,000 preferred shares;

         (j) adoption of the stock option plan as set forth in section 6(c) above; and

         (k)  disposition of all of Purchaser's assets other than cash.

9. Purchaser hereby represents and warrants to PetroHunter and the Subsidiary that:

         (a) it is a public corporation incorporated in the State of Nevada and is in good standing with all agencies. Its shares are eligible to trade on the OTC Bulletin Board, under the symbol "CVTR";

         (b) there are no legal actions against Purchaser and the company knows of no intended legal actions against the company and is not engaged in any legal actions against other parties;

         (c) its business and financial condition are as set forth in its filings with the SEC, on the EDGAR database, and these filings are current as of the date thereof;

         (d) all offers and sales of Purchaser's securities by Purchaser have been made in compliance with all applicable securities laws;

         (e)  there  are  no   outstanding   mergers,   acquisitions,  financial
              commitments, obligations, liabilities, etc. other than those contemplated in this transaction; and

         (f) there are no legal actions against the company or directors, officers and/or shareholders of the company nor does Purchaser know of any intended legal actions against it or any of its directors and Purchaser is not engaged in any legal actions against other parties, and is current in all filings with tax, securities and other regulatory authorities.

10.      PetroHunter  and  the  Subsidiary   hereby  represent  and  warrant  to
         Purchaser that:

         (a) PetroHunter is a corporation incorporated in the State of Maryland and is in good standing with all regulatory agencies;



Claron Ventures/PetroHunter Energy NT Agreement  - page 4

         (b) the Subsidiary is a private corporation incorporated in the State of Nevada and is in good standing with all regulatory agencies;

         (c) there are no legal actions against PetroHunter or the Subsidiary or their directors, officers or employees nor do PetroHunter or the Subsidiary know of any intended legal actions against them or any of their directors, officers and employees that would materially affect the transactions contemplated by this Agreement, PetroHunter and the Subsidiary are not engaged in any legal actions against other parties, and are current in all filings with tax and regulatory authorities;

         (d)  their  business and  financial condition  will  remain  materially
              unchanged   from  any  due   diligence  or   financial   statement
              documentation provided to Purchaser prior to Closing; and

         (e) the Subsidiary owns 50% beneficial right, title and interest in and to the Assets which will be disclosed in a schedule to the Definitive Agreement, subject to any liens, charges, securitizations, obligations, security filings, obligations to vendors or debts disclosed in the financial statements and other due diligence documents of PetroHunter and the Subsidiary provided to Purchaser prior to Closing.

11. Each and every obligation of Purchaser to be performed on the Closing shall be subject to the satisfaction prior thereto of the following conditions:

         (a) the representations and warranties made by PetroHunter and the Subsidiary in this Agreement and the Definitive Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing;

         (b) PetroHunter and the Subsidiary shall have performed and complied with all obligations and covenants required by this Agreement and the Definitive Agreement to be performed or complied with by them prior to or at Closing;

         (c) Purchaser shall have been furnished that information on the business and affairs of PetroHunter and the Subsidiary which it deems, in its sole and absolute discretion, to be necessary for it to meet its continuous disclosure obligations under the Securities Exchange Act of 1934 upon Closing including, without limiting the generality of the foregoing, the obligation to file a Report on Form 8-K which contains substantially the same information as would be required to register a class of securities under the Securities Exchange Act of 1934;

         (d) as of Closing there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of PetroHunter and the Subsidiary to conduct their business and affairs; and

         (e) the opinion of counsel to Purchaser that the Closing will not result in Purchaser breaching any applicable securities law, rules and regulations.



Claron Ventures/PetroHunter Energy NT Agreement  - page 5

12. Each and every obligation of PetroHunter and the Subsidiary to be performed on Closing shall be subject to the satisfaction prior thereto of the following conditions:

         (a) the representations and warranties made by Purchaser in this Agreement and the Definitive Agreement or given on their behalf hereunder shall be substantially accurate in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made or given on and as of the Closing;

         (b) Purchaser shall have performed and complied with all obligations and covenants required by this Agreement and the Definitive Agreement to be performed or complied with by them prior to or at Closing;

         (c) Subsidiary shall have secured the convertible debt financing described in Section 3 hereof, of which at least $15 million will have closed on or before January 10, 2007;

         (d) PetroHunter and the Subsidiary shall have completed, to their satisfaction, due diligence on the business and affairs of Purchaser; and

         (e) as of Closing there shall not have occurred any material adverse change, financially or otherwise, which materially impairs the ability of PetroHunter and the Subsidiary to conduct their business and affairs.

13. The parties are obligated, as part of their continuous disclosure obligations under the Securities Exchange Act of 1934, to disclose this Agreement, the Definitive Agreement and any other material news relating to these agreements, the Assets and the status of the transactions contemplated herein.

14. At Closing, Trevor Sali will resign all positions with Purchaser and Purchaser shall adopt Subsidiary's Bylaws.

15. At Closing, Subsidiary shall assume the responsibility for payment of Purchaser's legal fees for the transactions contemplated by this Agreement, which amount shall be included in Purchaser's liabilities discussed in Section 6(d) above.

16. No party will solicit any third party for the licensing, development, exploration, lease, assignment, transfer or sale of any or all their respective Assets, or solicit opportunities for either party to enter into any discussions with any third party for the licensing, lease, transfer or sale of any or all of its respective Assets, for the term of this Agreement or the Definitive Agreement, whichever is applicable. This section shall not be read to prohibit the parties from conducting such discussions which are in the ordinary course of business but is intended to be read as protecting each of the parties from the other entering into negotiations which would conflict with the transactions contemplated by this Agreement and by the Definitive Agreement.



Claron Ventures/PetroHunter Energy NT Agreement  - page 6

17. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Nevada, and each party separately and unconditionally subjects to the jurisdiction of any court of competent authority in Nevada, and the rules and regulations thereof, for all purposes related to this agreement and/or their respective performance hereunder.

18. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and may be modified only by a written document signed by all parties.

19. Upon Closing, the parties shall prepare, execute and file any and all documents necessary to comply with all applicable federal and state securities laws, rules and regulations in any jurisdiction where they are required to do so.

20. This Agreement is subject to the approval of the board of directors of each party and any regulatory agency having jurisdiction over the transactions contemplated herein, and is further subject to PetroHunter and the Subsidiary obtaining an opinion of tax counsel, to their sole satisfaction, that the disposition of the shares of the Subsidiary, the acquisition of securities issued by Purchaser as payment therefor, or any final transfer or assignment of the Assets, by PetroHunter to the Subsidiary, will not result in a significant taxable event or disposition for PetroHunter.

20. Purchaser, PetroHunter and the Subsidiary each represent and warrant to the other that it is not involved in any materially adverse judicial, regulatory or civil proceedings nor is it aware of any potential materially adverse judicial, regulatory or civil proceedings which may be brought against it.

21. If this Agreement accurately sets forth the terms and conditions under which you are willing to enter into the transactions contemplated hereby, please so indicate by signing and returning a copy of this Agreement to Purchaser, by fax, not later than 5:00 p.m. Pacific Standard Time, on December 6, 2006, failing which, any offer contained herein will be considered invalid.

22. If any term or provision hereof shall be held illegal or invalid, this Agreement shall be construed and enforced as if such illegal or invalid term or provision had not been contained herein.

23. All references to currency in this Agreement are references to the lawful currency of the United States of America.

         [THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]




Claron Ventures/PetroHunter Energy NT Agreement  - page 7

DATED THIS 6TH DAY OF DECEMBER, 2006

"PURCHASER"
CLARON VENTURES, INC.


By:   /s/ Trevor Sali
   -------------------------------------
Name:  Trevor Sali
     -----------------------------------
Title:  President
      ----------------------------------

"PETROHUNTER"
PETROHUNTER ENERGY CORPORATION


By:   /s/Carmen J. Lotito
   -------------------------------------
Name:  Carmen J. Lotito
     -----------------------------------
Title:  Chief Financial Officer
      ----------------------------------

"SUBSIDIARY"
PETROHUNTER ENERGY NT LTD.


By: /s/ Thomas Schandle
   --------------------------------------
Name:  Thomas Schandle
     ------------------------------------
Title:  President
      -----------------------------------













Claron Ventures/PetroHunter Energy NT Agreement  - page 8

                                  SCHEDULE "A"

                                   THE ASSETS



All of the rights and obligations of GSL Energy Corporation (now known as PetroHunter Operating Company) as set forth under the following agreements:

    o Purchase and Sale of Contractual Interest (Northern Territory Permit No. 98) between PetroHunter Energy Corporation, PetroHunter Energy NT Ltd. and Sweetpea Corporation Pty Ltd, dated effective December 1, 2006

    o Purchase and Sale of Contractual Interest (Northern Territory Permit Nos. 76, 99 and 117) between PetroHunter Energy Corporation, PetroHunter Energy NT Ltd. and Sweetpea Corporation Pty Ltd, dated effective December 1, 2006

    o Assignment of Contractual Interest and Option Agreement between MAB Resources LLC, Sweetpea Corporation Pty Ltd and GSL Energy Corporation dated effective April 1, 2006

    o Exploration and Development Agreement between MAB Resources LLC and GSL Energy Corporation effective March 17, 2006



















Claron Ventures/PetroHunter Energy NT Agreement  - page 9